EXHIBIT 99.1

PRESS RELEASE

                            Contact:
                            Amy Ford
                            Director of Investor Relations
                            Cabot Microelectronics Corporation
                                                                    (630) 499-2600

CABOT MICROELECTRONICS CELEBRATES THE
GRAND OPENING OF ITS GLOBAL PADS MANUFACTURING CENTER

AURORA, IL, October 17, 2008 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, today celebrated the grand opening of its global pads manufacturing facility in Aurora, Illinois.  Company management and employees were joined at the ceremony by the Mayor of Aurora and other local officials to commemorate this historic event for the company.

Cabot Microelectronics offers its Epic D100 polishing pad line, which complements the company’s CMP slurry product offerings.  The company’s polishing pads business has grown from less than $1 million in revenue for fiscal 2007 to approximately $15 million in revenue for fiscal 2008, which ended September 30.  Rapid growth in the pads business has led to the investment in the company’s Aurora facility, the creation of 90 new jobs at the company within the local community, and the generation of increased business for Illinois and United States suppliers.

“I am very proud of the success we have had in our emerging polishing pads business, in terms of customer adoptions of our innovative product, which has driven the capacity expansion that we are celebrating today,” said William Noglows, Chairman and CEO of Cabot Microelectronics. “We have had a strong relationship with the City of Aurora, where our company began, and are delighted with the hospitable climate here for business investment.”

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP slurries used in semiconductor and data storage manufacturing. The company's CMP slurry and pad products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  Since becoming an independent public company in 2000, the company has grown to approximately 800 employees on a global basis.  The company is also leveraging its expertise in CMP slurry formulation, materials and polishing techniques developed for the semiconductor industry and applying it to demanding surface modification applications where shaping, enabling and enhancing the performance of surfaces is critical to success. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at (630) 499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to: future sales and operating results; company and industry growth or trends; growth of the markets in which the company participates; international events or various macroeconomic factors; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; uses and investment of the company’s cash balance; and the construction of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 and in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2007, both filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.